EXECUTION COPY

SUNOCO LOGISTICS PARTNERS L.P.

3,400,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

April 1, 2004

Lehman Brothers Inc.

as the Representative of the several

Underwriters named in Schedule 1

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (collectively, the “Underwriters”) an aggregate of 3,400,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an additional 510,000 Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” Lehman Brothers Inc. shall act as representative of the several Underwriters. Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement (as defined herein).

Sunoco Partners LLC, a Pennsylvania limited liability company (the “General Partner”), is an indirect wholly owned subsidiary of Sunoco, Inc., a Pennsylvania corporation (“Sunoco”), and the general partner of the Partnership. The Partnership is the sole limited partner of Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the “Operating Partnership”), and the sole member of Sunoco Logistics Partners GP LLC, a Delaware limited liability company (the “OLP GP”), which serves as the general partner of the Operating Partnership. The Operating Partnership is the sole member of Sunoco Logistics Partners Operations GP LLC, a Delaware limited liability company (the “Operating GP LLC”), which serves as the general partner of each of Sunoco Partners Marketing & Terminals L.P., a Texas limited partnership (“Sunoco M&T LP”), and Sunoco Pipeline L.P., a Texas limited partnership (“Sunoco Pipeline LP”). The Operating Partnership is the sole limited partner of each of Sunoco M&T LP and Sunoco Pipeline LP. Sunoco Pipeline LP is the sole member of each of PUT LLC, a Delaware limited liability company (“PUT LLC”), and Sunoco West Texas Gulf Pipe Line LLC, a Delaware limited liability company (“Gulf Pipe Line”). Sunoco M&T LP is the sole member of Eagle Point Terminals LLC, a Delaware limited liability company (“Eagle Point LLC”). Each of the Operating GP LLC, Sunoco M&T LP, Sunoco Pipeline LP, PUT LLC, Gulf Pipe Line and

Eagle Point LLC is a subsidiary of the Operating Partnership, and is sometimes referred to herein, individually as a “Subsidiary” and collectively, as the “Subsidiaries.”

The General Partner, the Partnership, the Operating Partnership, the OLP GP and the Subsidiaries are sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.” The Partnership Entities, excluding the General Partner, are sometimes referred to herein collectively as the “Partnership Group.” The General Partner, the Partnership, the OLP GP and the Operating Partnership are referred to herein collectively as the “Partnership Parties” and are parties to this Agreement (defined below).

Prior to the date hereof:

(i) Sunoco M&T LP and ConocoPhillips Company, a Delaware corporation (“ConocoPhillips”), entered into the Asset Purchase and Sale Agreement, dated March 15, 2004 (the “Terminals Purchase Agreement”) with respect to the purchase of two refined product terminals in Baltimore, Maryland and Manassas, Virginia; and

(ii) Eagle Point LLC and Sunoco Pipeline LP acquired certain logistics assets (the “Eagle Point Assets”) from Sunoco, Inc. (R&M), a Pennsylvania corporation (“Sunoco R&M”), and Sun Pipe Line Company, a Pennsylvania corporation (“Sun Pipe Line” and together with Sunoco and Sunoco R&M, the “Sunoco Pennsylvania Entities”), each a wholly owned subsidiary of Sunoco, pursuant to the Purchase and Sale Agreement, dated March 30, 2004 (the “Eagle Point Purchase Agreement”), among such parties. In connection therewith, the following ancillary agreements were entered into:

(A) the Dock and Terminal Throughput Agreement, dated March 30, 2004 (the “Throughput Agreement”), between Eagle Point LLC and Sunoco R&M;

(B) the Lease and Access Agreement, dated March 30, 2004 (the “Lease”), between Eagle Point LLC and Sunoco R&M;

(C) the Transition Services Agreement, dated March 30, 2004 (the “Transition Services Agreement”), between Eagle Point LLC and Sunoco R&M;

(D) the Site Services Agreement, dated March 30, 2004 (the “Site Services Agreement), between Eagle Point LLC and Sunoco R&M; and

(E) various bills of sale, assignments, conveyances and related documents (collectively, the “Eagle Point Conveyances,” and together with the Eagle Point Purchase Agreement, the Throughput Agreement, the Lease, the Transition Services Agreement and the Site Services Agreement, the “Eagle Point Transaction Documents”); and

(iii) Sunoco R&M has informed the Partnership that it has given Coastal Pipeline Company, a Delaware corporation and a wholly owned subsidiary of El Paso Corporation (“Coastal Pipeline”), of Sunoco R&M’s exercise of the option to acquire Coastal Pipeline’s one-third interest in the Harbor pipeline system. Any definitive agreement entered into by Coastal Pipeline and Sunoco R&M (a “Harbor Purchase Agreement”) will be subject to a preferential option to purchase such interest (the “Harbor Pipeline ROFR”) under the Harbor Pipeline

Agreement dated July 1, 1990, as amended, among Coastal Pipeline, Sunoco Pipeline LP and TPC Pipe Line Company, a Delaware corporation (“TPC”), as successors-in-interest to the original parties thereto, in favor of TPC and Sunoco Pipeline LP. Subject to Coastal Pipeline and Sun Pipe Line entering into a Harbor Purchase Agreement, and subject to the approval of the audit and conflicts committee of the board of directors of the General Partner, the Partnership intends to cause Sunoco Pipeline LP to exercise its Harbor Pipeline ROFR to purchase all of Coastal Pipeline’s one-third interest in the Harbor pipeline system (the “Harbor Pipeline ROFR Purchase”).

On the First Delivery Date (as defined in Section 4), pursuant to a Common Unit Redemption Agreement, dated the date hereof (the “Redemption Agreement”), between the Partnership and the General Partner, the Partnership will redeem 2,183,059 Common Units (the “Redemption”) from the General Partner at a price of $38.06 per unit.

The transactions contemplated under the Eagle Point Transaction Documents, the Terminals Purchase Agreement, the Redemption Agreement and the Harbor Pipeline ROFR Purchase are collectively referred to herein as the “Transactions.” The Eagle Point Transaction Documents, the Terminals Purchase Agreement and the Redemption Agreement are collectively referred to herein as the “Transaction Documents”.

This underwriting agreement (the “Agreement”) is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

Section 1. Representations, Warranties and Agreements of the Partnership Parties.

The Partnership Parties, jointly and severally, represent, warrant and agree that:

(a) Registration. A registration statement on Form S-3 (File No. 333-103710) with respect to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto, if any, have been delivered by the Partnership to Lehman Brothers Inc. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means (i) the prospectus included in such registration statement or amendments thereto, before such registration statement became effective under the Securities Act, (ii) any prospectus filed with the Commission by the Partnership with the consent of the Lehman Brothers Inc. pursuant to Rule 424(a) of the Rules and Regulations, or (iii) any preliminary prospectus supplement, including the accompanying base prospectus, filed with the Commission by the Partnership with the consent of Lehman Brothers Inc. pursuant to Rule 424(b) of the Rules and Regulations after the effectiveness of such registration statement and prior to the initial delivery of the Prospectus (as defined below) to the Underwriters; “Registration Statement” means the registration statement referred to above, as amended at the Effective Time, including all information contained in the final prospectus filed with the

Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations and any new registration statement registering additional securities pursuant to Rule 462(b) of the Rules and Regulations; and “Prospectus” means the final prospectus supplement relating to the Units and the offering thereof, including the accompanying base prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the date and time this Agreement is executed. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in the Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

(b) No Material Misstatements or Omissions. The Registration Statement conforms and the Prospectus will conform, and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and each of the statements made by the Partnership in the Registration Statement, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the Rules and Regulations under the Securities Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished to the Partnership in writing by or on behalf of any Underwriter through Lehman Brothers Inc. expressly for use therein.

(c) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and any Preliminary Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations thereunder, and none of such documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus and any Preliminary Prospectus, respectively, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Formation and Qualification of the Partnership and Operating Partnership. Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”) with full partnership power and authority necessary to own or lease its properties and assets and to conduct the businesses in which it is engaged, as described in the Registration Statement and the Prospectus. Each of the Partnership and the Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 2, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such qualification or registration necessary, except where the failure to so register or qualify would not (i) have a material adverse effect on the general affairs, management, condition (financial or otherwise), business, prospects, properties, assets, securityholders’ equity, capitalization or results of operations of the Partnership Entities, taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(e) Formation and Qualification of Sunoco M&T LP and Sunoco Pipeline LP. Each of Sunoco M&T LP and Sunoco Pipeline LP has been duly formed and is validly existing in good standing as a limited partnership under the Texas Revised Limited Partnership Act, as amended (the “Texas LP Act”) with full partnership power and authority necessary to own or lease its properties and assets and to conduct the businesses in which it is engaged, in each case in all material respects. Each of Sunoco M&T LP and Sunoco Pipeline LP is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 2, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(f) Formation and Qualification of the General Partner. The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Pennsylvania Limited Liability Company Law of 1994, as amended (the “Pennsylvania LLC Law”) with full limited liability company power and authority necessary to own or lease its properties, to conduct the businesses in which it is engaged, in all material respects, and to act as general partner of the Partnership, and is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 2, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(g) Formation and Qualification of the OLP GP, the Operating GP LLC, PUT LLC, Gulf Pipe Line and Eagle Point LLC. Each of the OLP GP, the Operating GP LLC, PUT LLC, Gulf Pipe Line and Eagle Point LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act, as amended (the “Delaware LLC Act”) with full limited liability company power and authority necessary (i) to own or hold its properties and to conduct the businesses in which it is engaged, in each case in all material respects, (ii) with regard to the OLP GP, to act as general partner of the Operating Partnership and (iii) with regard to the Operating GP LLC, to act as general partner of each of Sunoco M&T LP and Sunoco Pipeline LP (collectively, the “LP Subsidiaries”). Each of the OLP GP, the Operating GP LLC, PUT LLC, Gulf Pipe Line and Eagle Point LLC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 2, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(h) Existence and Good Standing of the Joint Ventures. To the knowledge of the Partnership Parties, each of Wolverine Pipeline Company, a Delaware corporation (“Wolverine”), Yellowstone Pipeline Company, a Delaware corporation (“Yellowstone”), West Shore Pipeline Company, a Delaware corporation (“West Shore”), West Texas Gulf Pipe Line Company, a Delaware corporation (“West Texas Gulf”) and Explore Pipeline Company, a Delaware corporation (“Explorer,” and together with Wolverine, Yellowstone, West Shore and West Texas Gulf, the “Joint Ventures”) has been duly incorporated or organized and is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation with full corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, in each case in all material respects. To the knowledge of the Partnership Parties, each of such Joint Ventures is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the ownership or lease of property or the character of business conducted by it makes such qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(i) Ownership of General Partner. Sun Pipe Line, Sunoco R&M and Atlantic Refining & Marketing Corp., a Delaware corporation (“Atlantic R&M,” and together with Sun Pipe Line and Sunoco R&M, the “GP Members”) are the sole members of the General Partner with a 67% member interest, 13% member interest and 20% member interest, respectively, in the General Partner; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to each Delivery Date, the “GP LLC Agreement”), and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 8931 of the Pennsylvania LLC Law) and the GP Members own such member interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).

(j) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended or restated at or prior to each Delivery Date (as defined below), the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens.

(k) Ownership of the Sponsor Units, Incentive Distribution Rights and Outstanding Common Units. As of the date of the Prospectus, other than the Units to be offered by the Partnership under this Agreement, the Partnership has no interests issued and outstanding other than the following:

(i) 5,638,154 Common Units and 11,383,639 Subordinated Units (as defined in the Partnership Agreement), owned by the General Partner (collectively, the “Sponsor Units”), representing an aggregate 73.25% interest in the Partnership (not including the General Partner’s 2.0% general partner interest in the Partnership);

(ii) the Incentive Distribution Rights (as defined in the Partnership Agreement) held by the General Partner; and

(iii) 5,750,000 Common Units, representing an aggregate 24.75% interest in the Partnership, issued to public unitholders;

all of such Sponsor Units, Incentive Distribution Rights, Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the General Partner owns all of the Sponsor Units and Incentive Distribution Rights free and clear of all Liens.

(l) Valid Issuance of Units. The Firm Units and the Option Units, if any, and the limited partner interests represented thereby, to be issued and sold by the Partnership to the Underwriters in this Agreement, have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); the Firm Units and the Option Units, if any, when issued and delivered against payment therefor as provided in this Agreement, will conform to the descriptions thereof contained in the Prospectus.

(m) Ownership of the OLP GP. The Partnership is the sole member of the OLP GP, with a 100% member interest in the OLP GP; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the OLP GP (as the same may be amended or restated at or prior to each Delivery Date, the “OLP GP LLC Agreement”), and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all Liens.

(n) Ownership of the Operating Partnership.

(i) The OLP GP is the sole general partner of the Operating Partnership with a 0.01% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership (as the same may be further amended or restated at or prior to any Delivery Date, the “Operating Partnership Agreement”) and the OLP GP owns such general partner interest free and clear of all Liens; and

(ii) The Partnership is the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens.

(o) Ownership of Operating GP LLC. The Operating Partnership owns a 100% member interest in the Operating GP LLC; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating GP LLC (as the same may be amended and restated at or prior to each Delivery Date, the “Operating GP LLC Agreement”), and is fully paid (to the extent required under the Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such member interests free and clear of all Liens.

(p) Ownership of the LP Subsidiaries.

(i) The Operating GP LLC is the sole general partner of each of the LP Subsidiaries with a 0.01% general partner interest in each of the LP Subsidiaries; each such general partner interest has been duly authorized and validly issued in accordance with each of the respective partnership agreements of each of the LP Subsidiaries (as each may be amended and restated on or prior to any Delivery Date, the “LP Subsidiary Partnership Agreements”); and the Operating GP LLC owns each such general partner interest free and clear of all Liens; and

(ii) The Operating Partnership is the sole limited partner of each of the LP Subsidiaries with a 99.99% limited partner interest in each of the LP Subsidiaries; each such limited partner interest has been duly authorized and validly issued in accordance with each of the respective LP Subsidiary Partnership Agreements and is fully paid (to the extent required under each of the LP Subsidiary Partnership Agreements and the Delaware LP Act) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Operating Partnership owns each such limited partner interest free and clear of all Liens.

(q) Ownership of the LLC Subsidiaries.

(i) Sunoco Pipeline LP is the sole member of each of PUT LLC and Gulf Pipe Line with a 100% member interest in each of such entities; each such member interest has been duly authorized and validly issued in accordance with each of the respective the limited liability company agreement of each of such entities and is fully paid (to the extent required under each such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Sunoco Pipeline LP owns each such member interest free and clear of all Liens.

(ii) Sunoco M&T LP is the sole member of Eagle Point LLC with a 100% member interest in such entity (together with PUT LLC and Gulf Pipe Line, the “LLC Subsidiaries”); such member interest has been duly authorized and validly issued in accordance with each of the respective the limited liability company agreement of Eagle Point LLC (the “Eagle Point LLC Agreement” and together with the limited liability company agreements of PUT LLC and Gulf Pipe Line, as each may be amended and restated at or prior to each Delivery Date, the “LLC Subsidiary LLC Agreements”) and is fully paid (to the extent required under the limited liability company agreement of Eagle Point LLC) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Sunoco M&T LP owns such member interest free and clear of all Liens.

(r) Subsidiaries. Other than (i) the General Partnership’s ownership of the partnership interests in the Partnership set forth in Sections 1(k) and (l) and a 100% member interest in Sunoco Partners Lease Acquisition & Marketing LLC, a Delaware limited liability company, (ii) the Partnership’s ownership of a 100% member interest in the OLP GP and a 99.99% limited partner interest in the Operating Partnership, (iii) the OLP GP’s ownership of a 0.01% general partner interest in the Operating Partnership, (iv) the Operating Partnership’s ownership of a 100% member interest in the Operating GP LLC and a 99.99% limited partner interest in each of the LP Subsidiaries, (v) the Operating GP LLC’s ownership of a 0.01% general partner interest in each of the LP Subsidiaries, (vi) Sunoco Pipeline LP’s ownership of a 100% member interest in each of PUT LLC and Gulf Pipe Line and a 9.4% interest in the capital stock of Explorer, (vii) Sunoco M&T LP’s ownership of a 100% member interest in Eagle Point LLC, (vii) PUT LLC’s ownership of a 31.5% interest in the capital stock of Wolverine, a 14.0% interest in the capital stock of Yellowstone and a 9.2% interest in the capital stock of West Shore and (viii) Gulf Pipe Line’s ownership of a 43.81% interest in the capital stock of West Texas Gulf, none of the Partnership Entities own, and at each Delivery Date, will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity; and none of these entities other than the Operating Partnership, the OLP GP, Operating GP LLC and Sunoco Pipeline LP, is a “significant subsidiary” of the Partnership as such term is defined in Rule 405 of the Rules and Regulations.

(s) No Preemptive Rights, Options or Other Rights. Except as described in the Prospectus or for any such rights which have been effectively complied with or waived, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or register any equity interests in the Partnership or any other Partnership Entity, (ii) there are no preemptive rights, resale rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any partnership or membership interests in the Partnership Entities, and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Partnership, in connection with the offer and sale of the Units, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or the effectiveness of the Registration Statement or the offering or sale of the Units as contemplated thereby or otherwise;

and except as described in the Prospectus, there are no outstanding options or warrants to purchase any Common Units, Subordinated Units, Incentive Distribution Rights or other interests in the Partnership or any other Partnership Entity.

(t) Authority. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and the Partnership Entities have all requisite power and authority to enter into the Transaction Documents to which they are party and to consummate the transactions (including the Transactions) contemplated thereby; and at each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their securityholders, partners or members for (i) the authorization, issuance, sale and delivery of the Units, (ii) the execution and delivery of this Agreement and the Transaction Documents and (iii) the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Transaction Documents (other than the transactions contemplated under the Terminals Purchase Agreement and the Harbor ROFR Purchase, which action will be taken prior to the consummation of such transactions), shall have been validly taken.

(u) Enforceability of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties, and constitutes the valid and legally binding agreement of each of the Partnership Parties, enforceable against each of the Partnership Parties in accordance with its terms.

(v) Enforceability of Other Agreements.

(i) The GP LLC Agreement has been duly authorized, executed and delivered by the GP Members, and is a valid and legally binding agreement of each of the GP Members, enforceable against each of them in accordance with its terms.

(ii) The Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms.

(iii) The OLP GP LLC Agreement has been duly authorized, executed and delivered by the Partnership, and is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms.

(iv) The Operating Partnership Agreement has been duly authorized, executed and delivered by the OLP GP and the Partnership, and is a valid and legally binding agreement of the OLP GP and the Partnership, enforceable against the OLP GP and the Partnership in accordance with its terms.

(v) The Operating GP LLC Agreement has been duly authorized, executed and delivered by the Operating Partnership, and is a valid and legally binding agreement of the Operating Partnership, enforceable against it in accordance with its terms.

(vi) Each of the LP Subsidiary Partnership Agreements has been duly authorized, executed and delivered by the Operating GP LLC and the Operating Partnership and is a valid and legally binding agreement of the Operating GP LLC and the Operating Partnership, enforceable against each of them in accordance with its terms.

(vii) Each of the limited liability company agreements of PUT LLC and Gulf Pipe Line, respectively, has been duly authorized, executed and delivered by Sunoco Pipeline LP and is a valid and legally binding agreement of the Sunoco Pipeline LP, enforceable against it in accordance with its terms.

(viii) The limited liability company agreement of Eagle Point LLC has been duly authorized, executed and delivered by Sunoco M&T LP and is a valid and legally binding agreement of the Sunoco M&T LP, enforceable against it in accordance with its terms.

(ix) The Terminals Purchase Agreement has been duly authorized, executed and delivered by Sunoco M&T LP and is a valid and legally binding agreement of the Sunoco M&T LP, enforceable against it in accordance with its terms.

(x) The Eagle Point Transaction Documents have been duly authorized, executed and delivered by the Partnership Entities party thereto and are valid and legally binding agreements of each such Partnership Entity, enforceable against each of them in accordance with their terms.

(xi) The Redemption Agreement has been duly authorized, executed and delivered by the Partnership and the General Partner and is a valid and legally binding agreement of each of the Partnership and the General Partner, enforceable against each of them in accordance with its terms.

provided that, with respect to each agreement described above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity and contribution provisions contained in any of such agreements may be limited by federal or state securities laws.

(w) No Violations. None of the (i) offering, issuance and sale by the Partnership of the Units, (ii) execution, delivery and performance of this Agreement or the Transaction Documents by the Partnership Entities party thereto or (iii) consummation of transactions contemplated by this Agreement and the Transaction Documents (including the Transactions) (A) conflicts or will conflict with or constitutes or will constitute a breach or violation of any provision of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company or operating agreement or any other organizational or governing documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership

Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, ruling, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their assets or properties or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, except with respect to clauses (B), (C) or (D) for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect.

(x) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties (a “Consent”) is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Transaction Documents by the Partnership Entities party thereto, or the consummation of the transactions (including the Transactions) contemplated hereby and thereby, except for such Consents (i) required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws, (ii) that have been, or prior to each Delivery Date will be, obtained (other than such Consents as may be required in connection with the transactions contemplated under the Terminals Purchase Agreement or the Harbor ROFR Purchase, which Consents will be obtained prior to the consummation of such transactions), (iii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, (iv) that are (A) of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Transaction Documents and (C) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the transactions contemplated by this Agreement and the Transaction Documents and (v) as disclosed in the Prospectus.

(y) No Registration Rights. Except as described in the Prospectus, there are no contracts, agreements or understandings between the any of the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of any of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such securities with the Units registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.

(z) No Sales. None of the Partnership Entities has sold or issued any Common Units, Subordinated Units or other interests in the Partnership during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than Common Units issued pursuant to employee benefit plans, qualified options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(aa) No Material Adverse Change. Neither the General Partner nor any member of the Partnership Group has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, (i) there has not been any change in the capitalization or in the long-term debt of the General Partner or the capitalization or consolidated long-term debt of the Partnership Group, taken as a whole, or (ii) any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change, in or affecting the general affairs, management, condition (financial or other), securityholders’ equity, assets, properties, capitalization, results of operations, business or prospects of the Partnership Group, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(bb) Capitalization and Financial Statements. At December 31, 2003, the Partnership had, on the consolidated basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Preliminary Prospectus dated March 30, 2004 and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical financial information set forth in the Registration Statement, the Preliminary Prospectus dated March 30, 2004 and the Prospectus (and any amendment or supplement thereto) under the caption “Summary Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived.

(cc) Independent Public Accountants. The accountants, Ernst & Young LLP, who have certified certain financial statements of the General Partner and the Partnership Group, and whose reports are included and incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus and who have delivered the letter referred to in Section 7(h) hereof, are and have been, during the periods covered by the financial statements on which they reported, independent public accountants with respect to the General Partner and the Partnership Group as required by the Securities Act and the Rules and Regulations.

(dd) Title to Properties. Each of the Partnership Entities has good and indefeasible title to all real property and good title to all personal property owned by it, in each case, free and clear of all Liens and other defects, except (i) as described and qualified in the Prospectus or (ii) such as do not materially affect the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Partnership Entities represent only that (A) they have sufficient title to enable them to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Prospectus and (B) any lack of title to the pipeline rights-of-way will not have a material adverse effect on the ability of the Partnership Entities to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Prospectus and will not materially increase the cost of such use and occupation; and provided further that with respect to all real property, buildings and assets held under lease or license by the Partnership Entities, such real property, buildings and assets are held under valid, subsisting and enforceable leases or licenses, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, buildings or assets as they have been used as described in the Prospectus.

(ee) Permits. Each of the Partnership Entities has, or at each Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at each Delivery Date will have, fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the Prospectus and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) Insurance. Each of the Partnership Entities carry, or are covered by, insurance in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Partnership Entities has received notice of cancellation or non-renewal of such insurance or notice that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

(gg) Intellectual Property. Each of the Partnership Entities own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and none of the Partnership Entities has reason to believe that the conduct of their respective businesses will conflict with any such rights of others or are aware of any claim or any challenge by any other person to the rights of any of the Partnership Entities with respect to the foregoing.

(hh) Form S-3 Requirements. The conditions for use of Form S-3 by the Partnership, as set forth in the General Instructions thereto, have been satisfied.

(ii) Adequate Disclosure and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of any of the Partnership Entities, threatened against any of the Partnership Entities or to which any of the Partnership Entities is a party or to which any property or assets of any of the Partnership Entities is the subject that are required to be described in the Registration Statement or Prospectus but are not described as required; there are no agreements, contracts, indentures, leases or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or the Rules and Regulations thereunder which have not been described in the Prospectus or filed as exhibits to the Registration Statement; and the statements set forth or incorporated by reference in the Prospectus under the captions “Cash Distributions,” “Conflicts of Interest and Fiduciary Responsibilities” and “Description of the Common Units” insofar as they purport to constitute a summary of the terms of the Common Units, and under the caption “Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair summaries in all material respects.

(jj) Related Party Transactions. No relationship, direct or indirect, exists between or among (i) any member of the Partnership Group, on the one hand, and (ii) the securityholders, customers, suppliers, directors or officers of the General Partner, Sunoco Inc. or any of their affiliates, on the other hand, which such relationship is required to be described in the Prospectus and is not so described; there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers or directors of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement and the Prospectus; and no Partnership Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Partnership Entity.

(kk) No Labor Dispute. No labor disturbance by the employees of any member of the Partnership Group (and to the extent they perform services on behalf of any of any member of the Partnership Group, employees of the General Partner or any affiliate of the General Partner), exists or, to the knowledge of any of the Partnership Entities, is imminent or threatened, that is reasonably likely to have a Material Adverse Effect.

(ll) Employee Benefit Matters. The General Partner and the members of the Partnership Group are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the General Partner or any member of the Partnership Group would have any liability; neither the Partnership nor any member of the Partnership Group has incurred nor does either expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the General Partner or any member of the Partnership Group would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(mm) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which such returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that, if not paid, would not have a Material Adverse Effect or (ii) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. No tax deficiency has been determined adversely to any of the Partnership Entities which has had (nor does the Partnership have any knowledge of any tax deficiency which, if determined adversely to any of the Partnership Entities, might have) a Material Adverse Effect.

(nn) No Changes. Since the date as of which information is given in the Prospectus through the date of this Agreement, and except as may otherwise be disclosed in the Prospectus, neither the General Partner nor any member of the Partnership Group has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct, indirect or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any distributions.

(oo) Books and Records. The Partnership Entities (i) make and keep books, records and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Partnership Entities and (ii) maintain internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Partnership’s consolidated assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(pp) No Default. None of the Partnership Entities is (i) in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or any other organizational or governing documents; (ii) in breach or default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default, in the performance or observance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or any agreement, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body to which it or its property or assets may be subject, in the case of clauses (ii) and (iii) as would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their respective obligations under this Agreement or the Transaction Documents. To the knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(qq) FCPA. None of the Partnership Entities, nor any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(rr) Environmental Compliance. Except as described in the Prospectus, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(ss) Investment Company/Public Utility Holding Company. None of the Partnership Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will be, (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended.

(tt) Certificates. Each certificate signed by or on behalf of any of the Partnership Entities and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by each such Partnership Entity to the Underwriters as to the matters covered thereby.

(uu) No Legal Actions or Violations. Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement or any of the Transaction Documents.

(vv) NYSE Listing. The Units have been approved for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance.

(ww) Statistical Data. The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Partnership Entities believe to be reliable and accurate.

Section 2. Purchase of the Units by the Underwriters.

On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 3,400,000 Firm Units to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units from the Partnership set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as Lehman Brothers Inc. may determine.

In addition, the Partnership hereby grants to the Underwriters an option to purchase up to 510,000 Option Units. Such option (the “Option”) is granted for the purpose of covering over-allotments in the sale of Firm Units and is exercisable as provided in Section 4 hereof. The Option Units shall be purchased severally for the account of the Underwriters in proportion to the aggregate number of Firm Units set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option shall be adjusted by Lehman Brothers Inc. so that no Underwriter shall be obligated to purchase Option Units other than in 100 unit amounts.

The price of both the Firm Units and any Option Units shall be $38.06 per Unit.

The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

Section 3. Offering of Units by the Underwriters.

Upon authorization by Lehman Brothers Inc. of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

Section 4. Delivery of and Payment for the Units.

Delivery of and payment for the Firm Units shall be made at the offices of Vinson & Elkins L.L.P. beginning at 8:30 a.m., Houston, Texas time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between Lehman Brothers Inc. and the Partnership. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Partnership shall cause its transfer agent to deposit as original issue the Firm Units pursuant to the Full Fast Delivery Program of The Depository Trust Company (“DTC”) against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

The Option granted in Section 2 will expire thirty (30) days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by Lehman Brothers Inc. Such notice shall set forth the aggregate number of Option Units as to which the Option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by Lehman Brothers Inc., when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. The date and time the Option Units are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between Lehman Brothers Inc. and the Partnership) beginning at 8:30 a.m., Houston, Texas time, on such Second Delivery Date. On such Second Delivery Date, the Partnership shall cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC for the account of each Underwriter against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

Section 5. Further Agreements of the Partnership Parties.

Each of the Partnership Parties, jointly and separately, covenants and agrees with each Underwriter:

(a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to file promptly all reports and other documents required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering and sale of the Firm Units; (v) to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(b) Signed Copies of Registration Statement. At the request of the Underwriters, to furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c) Copies of Documents to Underwriters. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

(d) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Partnership or the Underwriters, be required by the Securities Act or requested by the Commission.

(e) Copies of Amendments or Supplements. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and not to file any such document to which Lehman Brothers Inc. shall reasonably object promptly after having been given reasonable notice of the proposed filing thereof unless, in the judgment of counsel to the Partnership, such filing is required by law.

(f) Reports to Securityholders. As soon as practicable after the Effective Date, to make generally available to the Partnership’s securityholders and the Underwriters an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

(g) Copies of Reports. For a period of two years following the Effective Date, to furnish, or to make available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to the Underwriters copies of all materials furnished by the Partnership to its securityholders and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Units may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(h) Blue Sky Registration. Promptly from time to time to take such action as the Lehman Brothers Inc. may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as Lehman Brothers Inc. may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith no Partnership Entity shall be required to qualify as a foreign limited partnership or limited liability company in any jurisdiction where it is not so qualified or to file a general consent to service of process in any jurisdiction.

(i) Lock-up Period; Lock-up Letters. For a period of ninety (90) days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than (A) Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof, (B) in connection with an acquisition (provided the seller(s) agrees in writing to be bound by the provisions of this Section 5(i) or (C) or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each person or entity listed on Annex 1 to furnish to Lehman Brothers Inc., prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of ninety (90) days from the date of the Prospectus (subject to the same proviso described above), without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters.

(j) NYSE Listing. To apply for the supplemental listing of the Units on the New York Stock Exchange, and to use its reasonable best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date.

(k) Application of Proceeds. To apply the net proceeds from the sale of the Units as set forth in the Prospectus.

(l) Investment Company. To take such steps as shall be necessary to ensure that neither the General Partner nor any member of the Partnership Group shall become an “investment company” as defined in the Investment Company Act.

(m) No Stabilization or Manipulation. To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(n) Consents. To cause the Partnership Entities to accomplish and obtain as soon as practicable all consents, recordings and filings necessary to perfect, preserve and protect the title of the Eagle Point Assets and the other assets and properties acquired in the Transactions.

Section 6. Expenses.

The Partnership covenants and agrees with the Underwriters that the Partnership will pay or cause to be paid (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any supplemental agreement among underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing any review by the National Association of Securities Dealers, Inc. of the terms of sale of the Units; (f) any applicable listing or other similar fees; (g) the fees and expenses of qualifying the Units under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the cost of printing certificates representing the Units and the costs and charges of any transfer agent or registrar; (i) the costs and expenses of the Partnership Entities relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership Entities and any such consultants and the cost of any aircraft chartered in connection with the road show and (j) all other costs and expenses incident to the performance of the obligations of the Partnership Parties under this Agreement; provided that, except as provided in this Section 6 and in Sections 8 and 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

Section 7. Conditions of Underwriters’ Obligations.

The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to Lehman Brothers Inc. and complied with to Lehman Brothers Inc.’s reasonable satisfaction.

(b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Redemption Agreement, the Units, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the Transaction Documents and the transactions (including the Transactions) contemplated by this Agreement and the Transaction Documents shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Vinson & Elkins L.L.P. shall have furnished to the Underwriters their written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to Lehman Brothers Inc. with respect to the effect set forth in Exhibit B to this Agreement.

(d) Ballard Spahr Andrews & Ingersoll LLP shall have furnished to the Underwriters their written opinion, as counsel to Sunoco, Inc. and its subsidiaries (other than the Partnership Group) and as local counsel for opining as to the law of Pennsylvania, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to Lehman Brothers Inc. with respect to the effect set forth in Exhibit C to this Agreement.

(e) Blank Rome LLP shall have furnished to the Underwriters their written opinion, as counsel for the Partnership and its subsidiaries (including the Partnership Entities) and as local counsel for opining as to the law of Pennsylvania and New Jersey, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to Lehman Brothers Inc. with respect to the effect set forth in Exhibit D to this Agreement.

(f) The Underwriters shall have received from Bruce D. Davis, Jr., Esq., General Counsel of the General Partner, his written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to Lehman Brothers Inc., with respect to the effect set forth in Exhibit E to this Agreement.

(g) The Underwriters shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and other related matters as Lehman Brothers Inc. may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to Lehman Brothers Inc., addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) With respect to the comfort letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial comfort letter”), the Partnership shall have furnished to the Underwriters a letter (the “bring-down comfort letter”) of such accountants, addressed to the Underwriters and dated each Delivery Date, as applicable, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) days prior to the date of the bring-down comfort letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial comfort letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial comfort letter.

(j) On each Delivery Date, there shall have been furnished to the Underwriters a certificate, dated such Delivery Date and addressed to the Underwriters, signed on behalf of the General Partner by the chief executive officer and the chief financial officer of the General Partner, stating, in each case with respect to the entities covered by the certificate, that:

(1) the representations, warranties and agreements of the Partnership Parties contained in this Agreement are true and correct, as if made at and as of such Delivery Date, and the Partnership Parties have complied with all the agreements contained in this Agreement and satisfied all the conditions on their part to be complied with or satisfied at or prior to such Delivery Date;

(2) the Prospectus has been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of such officers, threatened by the Commission; and all requests of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise has been complied with;

(3) no event contemplated by subsections (k) or (l) of this Section 7 has occurred in respect of the Partnership Entities; and

(4) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (i) the Registration Statement and Prospectus do not include any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) since the Effective Date, no event has occurred which is required to be set forth in a supplement or amendment to the Registration Statement or the Prospectus.

(k) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (i) any material loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities, taken as whole, or (ii) any change in the partners’ capital, members’ interests or short-term or long-term debt of the Partnership Entities, taken as whole, or any change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, business, prospects, capitalization, management, financial position, securityholders’ equity or results of operations or net worth of the Partnership Entities, taken as a whole, other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), makes it, in the judgment of Lehman Brothers Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) Subsequent to the execution and delivery of this Agreement, if any debt securities of any of the Partnership Entities are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, (i) no downgrading shall have occurred in the rating accorded such debt securities and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of any of the Partnership Entities.

(m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by Federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation, as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the judgment of Lehman Brothers Inc., impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) The New York Stock Exchange, Inc. shall have approved the Units for supplemental listing, subject only to official notice of issuance.

(o) On or prior to the First Delivery Date, pursuant to Section 5(i) hereof, each person or entity listed on Annex 1 shall have furnished to you a letter substantially in the form of Exhibit A hereto.

(p) The Partnership Parties shall have furnished the Underwriters such additional documents and certificates as the Underwriters or counsel for the Underwriters may reasonably request.

All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Underwriters and to counsel for the Underwriters.

Section 8. Indemnification and Contribution.

(a) Each of the Partnership Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers, directors and employees, and any person who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, officer, director, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) any materials or information provided to investors by, or with the approval of, the General Partner or the Partnership in connection with the marketing of the offering of the Units, including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically) (“Marketing Materials”), including any roadshow or investor presentations provided electronically to investors by the Partnership, (ii) the omission or alleged omission to state in the Registration Statement or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the omission or alleged omission to state in any

Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided that the Partnership Parties shall not be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, director, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, director, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through Lehman Brothers Inc. by or on behalf of any such Underwriter specifically for inclusion therein; provided, further, that the Partnership Parties shall not be liable to any Underwriter under the indemnity agreement in this Section 8(a) to the extent that (x) such loss, claim, damage, or liability of such Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in any Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus and (y) the Partnership had previously furnished sufficient quantities (as requested by the Underwriters) of the Prospectus to the Underwriters within a reasonable amount of time prior to such sale or such confirmation and (z) such Underwriter failed to deliver the Prospectus, if required by law to have so delivered it, and such delivery would have cured the defect giving rise to such loss, claim, liability, expense or damage. The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any officer, director, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership Parties, their employees, the officers and directors of the General Partner, and any person who controls the Partnership Parties within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership Parties or any such officer, director or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through Lehman Brothers Inc. by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Partnership Parties and any such officer, director or controlling person for any legal or other expenses reasonably incurred by the Partnership Parties or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Partnership or any such, officer, director, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that Lehman Brothers Inc. shall have the right to employ counsel to represent jointly itself and those other Underwriters and their respective officers, directors, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Partnership Parties under this Section 8 if, in the reasonable judgment of Lehman Brothers Inc., it is advisable for it and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of one such separate counsel (plus one local counsel if necessary) shall be paid by the Partnership Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Partnership Parties acknowledge that the table of underwriters on page S-23, the first paragraph on page S-23 under the subheading “Commission and Expenses,” the second paragraph on page S-24 under the subheading “Lock-up Agreements,” the first paragraph on page S-24 under the subheading “Stabilization, Short Positions and Penalty Bids” and the first and second paragraphs on page S-25 under the subheading “Electronic Distribution,” all under the caption “Underwriting” in the Prospectus, are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

Section 9. Defaulting Underwriters.

If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of the Firm Units set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to Lehman Brothers Inc. who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to Lehman Brothers Inc. do not elect to purchase the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership Parties, except that the Partnership Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Units which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership Parties for damages, including expenses paid by the Partnership Parties pursuant to Sections 6 and 11, caused by its default. If other underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either Lehman Brothers Inc. or the Partnership may postpone the Delivery Date for up to seven (7) full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

Section 10. Termination.

The obligations of the Underwriters hereunder may be terminated by Lehman Brothers Inc. by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(k), 7(l), or 7(m) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

Section 11. Reimbursement of Underwriters’ Expenses.

If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Partnership Parties to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by any of the Partnership Parties is not fulfilled, the Partnership Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership Parties shall pay the full amount thereof to Lehman Brothers Inc. If this Agreement is terminated pursuant to Section 7(m)(i), (iii), (iv) or (v) or pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

Section 12. Notices.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Syndicate Registration Department, 1285 Avenue of the Americas, 13th Floor, New York, New York 10019, (Fax: 212-526-0943), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022;

(b) if to the Partnership Parties, shall be delivered or sent by mail, telex or facsimile transmission to Sunoco Logistics Partners L.P., Ten Penn Center, 1801 Market Street, Philadelphia, Pennsylvania 19103-1699, Attention: Deborah M. Fretz, President (Fax: 215-977-3902);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Partnership Parties.

Section 13. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 14. Survival.

The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 15. Definition of the Terms “Business Day” “Subsidiary” and “Affiliate”.

For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meanings set forth in Rule 405 of the Rules and Regulations.

Section 16. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 17. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 18. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages to Follow]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

“General Partner”

Sunoco Partners LLC

By:	/s/ Deborah M. Fretz

Name:	Deborah M. Fretz

Title:	President & Chief Executive Officer

“Partnership”

Sunoco Logistics Partners L.P.

By:	Sunoco Partners LLC, its general partner

By:	/s/ Deborah M. Fretz

Name:	Deborah M. Fretz

Title:	President & Chief Executive Officer

“OLP GP”

Sunoco Logistics Partners GP LLC

By:	/s/ Deborah M. Fretz

Name:	Deborah M. Fretz

Title:	President & Chief Executive Officer

“Operating Partnership”

Sunoco Logistics Partners Operations L.P.

By:	Sunoco Logistics Partners GP LLC, its general partner

By:	/s/ Deborah M. Fretz

Name:	Deborah M. Fretz

Title:	President & Chief Executive Officer

Sunoco Logistics Partners L.P. Underwriting Agreement Signature Page

Accepted:

Lehman Brothers Inc.

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Credit Suisse First Boston LLC

KeyBanc Capital Markets, a Division of McDonald Investments Inc.

RBC Capital Markets Corporation

By:	LEHMAN BROTHERS INC., on behalf of itself and each of the other Underwriters named above

By:	/s/ Arlene Salmonson

Arlene Salmonson Vice President

Sunoco Logistics Partners L.P. Underwriting Agreement Signature Page

SCHEDULE 1

Underwriters	Number of Firm Units
Lehman Brothers Inc.	1,428,000
Citigroup Global Markets Inc.	748,000
Goldman, Sachs & Co.	510,000
Credit Suisse First Boston LLC	238,000
KeyBanc Capital Markets, A Division of McDonald Investments Inc.	238,000
RBC Capital Markets Corporation.	238,000

Total	3,400,000

Schedule 1-1

EXHIBIT A

LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.

as Representative of the several

Underwriters named in Schedule 1,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

The undersigned understands that you and certain other firms (collectively, the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sunoco Partners LLC, Sunoco Logistics Partners L.P. (the “Partnership”) and the other parties named therein (collectively, the “Partnership Parties”), providing for the purchase by the Underwriters of common units representing limited partner interests (the “Common Units”) of the Partnership, and that the Underwriters propose to reoffer Common Units to the public (the “Offering”). Capitalized terms used but not defined herein have the meanings given them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units (x) owned by the undersigned on the date of execution of this Agreement, (y) owned by the undersigned on the date of the completion of the Offering or (z) acquired by the undersigned prior to expiration of the lock-up period provided for herein, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, for a period of ninety (90) days after the date of the final Prospectus relating to the Offering. The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee agrees to be bound by the terms of the Lock-up Letter Agreement to the same extent as if the transferee were a party hereto, and (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be

Exhibit A-1

voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above).

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from the undersigned’s obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Partnership Parties and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:

Title:

Dated: April 1, 2004

Lock-Up Letter Signature Page

Exhibit A-2

ANNEX 1

General Partner Executive Officers and Directors:

Cynthia A. Archer

L. Wilson Berry

Paul S. Broker

Stephen L. Cropper

Bruce D. Davis, Jr.

Michael H.R. Dingus

John G. Drosdick

Gary W. Edwards

James L. Fidler

Bruce G. Fischer

Deborah M. Fretz

Thomas W. Hofman

David A. Justin

Sean P. McGrath

Paul A. Mulholland

Colin A. Oerton

Annex 1-1

ANNEX 2

JURISDICTIONS OF FORMATION AND QUALIFICATION

Name of Entity	Jurisdiction of Formation	Jurisdictions of Registration or Qualification
Sunoco Partners LLC (the “General Partner”)	Pennsylvania	Indiana Kansas Kentucky Louisiana Michigan Mississippi New Jersey New Mexico New York Ohio Oklahoma Texas
Sunoco Logistics Partners L.P. (the “Partnership”)	Delaware	Pennsylvania

Sunoco Logistics Partners GP LLC (the “OLP GP”)	Delaware	Pennsylvania

Sunoco Logistics Partners Operations L.P. (the “Operating Partnership”)	Delaware	New York Pennsylvania

Sunoco Logistics Partners Operations GP LLC (the “Operating GP LLC”)	Delaware	Arkansas Indiana Kansas Louisiana Michigan Mississippi New Jersey New Mexico New York Ohio Oklahoma Pennsylvania Texas Ontario, Canada

Annex 2-1

Name of Entity	Jurisdiction of Formation	Jurisdictions of Registration or Qualification
Sunoco Partners Marketing & Terminals L.P. (“Sunoco M&T LP”)	Texas	Arkansas Indiana Kansas Louisiana Michigan Mississippi New Jersey New Mexico New York Ohio Oklahoma Pennsylvania

Sunoco Pipeline L.P. (“Sunoco Pipeline LP”)	Texas	Michigan New Jersey New York Ohio Oklahoma Pennsylvania

PUT, LLC (“PUT LLC”)	Delaware

Sunoco West Texas Gulf Pipe Line LLC (“Gulf Pipe Line”)	Delaware

Eagle Point Terminals LLC (“Eagle Point LLC”)	Delaware	New Jersey

Annex 2-2

EXHIBIT B

FORM OF ISSUER’S COUNSEL OPINION

For purposes of this opinion of counsel only, the term “Partnership Entity” and “Partnership Group” do not include PUT LLC and Gulf Pipe Line.

(a) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business as described in the Prospectus, in each case in all material respects. Each of the Partnership and the Operating Partnership has been duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction set forth in Annex I to this Opinion.

(b) Each of Sunoco Pipeline LP and Sunoco M&T LP has been duly formed and is validly existing in good standing as a limited partnership under the Texas LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business as described in the Prospectus, in each case in all material respects. Each of Sunoco Pipeline LP and Sunoco M&T LP has been duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction set forth in Annex I to this Opinion.

(c) Each of OLP GP, Operating GP LLC and Eagle Point LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business as described in the Prospectus, in each case in all material respects. OLP GP has all necessary limited liability company power and authority to act as general partner of the Operating Partnership. Operating GP LLC has all necessary limited liability company power and authority to act as general partner of Sunoco Pipeline LP and Sunoco M&T LP. Each of OLP GP, Operating GP LLC and Eagle Point LLC has been duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth in Annex I to this Opinion.

(d) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Pennsylvania naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Pennsylvania or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(e) The General Partner owns 5,638,154 Common Units (prior to the Redemption) and 11,383,639 Subordinated Units and all of the Incentive Distribution Rights; all of such Sponsor Units and the limited partner interests represented thereby and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership

Exhibit B-1

Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and except as described in the Prospectus); and the General Partner owns the Sponsor Units and the Incentive Distribution Rights free and clear of all liens, encumbrances, (except, with respect to the Incentive Distribution Rights, restrictions on transferability as set forth in the Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(f) The 3,400,000 Firm Units and the 510,000 Option Units to be issued and sold to the Underwriters by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and except as described in the Prospectus).

(g) The Partnership is the sole member of OLP GP with a 100% member interest in OLP GP; such member interest has been duly authorized and validly issued in accordance with the OLP GP LLC Agreement and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(h) The OLP GP is the sole general partner of the Operating Partnership with a .01% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, and the OLP GP owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as set forth in the Operating Partnership’s partnership agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP LLC as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(i) The Partnership is the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607

Exhibit B-2

of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(j) The Operating Partnership is the sole member of Operating GP LLC with a 100% member interest in Operating GP LLC; such member interest has been duly authorized and validly issued in accordance with the Operating GP LLC Agreement and is fully paid (to the extent required under the Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(k) Operating GP LLC is the sole general partner of each of Sunoco Pipeline LP and Sunoco M&T LP with a .01% general partner interest in each; each such general partner interest has been duly authorized and validly issued in accordance with the applicable LP Subsidiary Partnership Agreement; and Operating GP LLC owns such general partner interests free and clear of all liens, encumbrances (except restrictions on transferability set forth in the applicable LP Subsidiary Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating GP LLC as a debtor is on file in the office of the Secretary of State of the State of Delaware or
(ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(l) The Operating Partnership is the sole limited partner of each of Sunoco Pipeline LP and Sunoco M&T LP with a 99.99% limited partner interest in each; each such limited partner interest has been duly authorized and validly issued in accordance with the applicable LP Subsidiary Partnership Agreement and is fully paid (to the extent required under such LP Subsidiary Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and the Operating Partnership owns such limited partner interests free and clear of all liens, encumbrances (except restrictions on transferability set forth in the applicable LP Subsidiary Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(m) Sunoco M&T LP is the sole member of Eagle Point LLC with a 100% member interest in Eagle Point LLC; such member interest has been duly authorized and validly issued in accordance with the Eagle Point LLC Agreement and is fully paid (to the extent required under

Exhibit B-3

the Eagle Point LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Sunoco M&T LP owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Sunoco M&T LP as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(n) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests in any of the entities constituting the Partnership Group (each a “Partnership Group Member”), in each case pursuant to the applicable limited liability company agreement or partnership agreement for each such Partnership Group Member or, to the knowledge of such counsel, any agreement or other instrument listed as an exhibit to the Registration Statement to which any such Partnership Group Member is a party or by which any of them may be bound. To such counsel’s knowledge and except as described in the Partnership Agreement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as (i) described in the Prospectus and the Partnership Agreement or (ii) have been waived. To such counsel’s knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase partnership or member interests in any of the Partnership Group.

(o) The Partnership has all necessary limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement and Prospectus.

(p) The Underwriting Agreement has been duly authorized and validly executed and delivered by the Partnership, the OLP GP and the Operating Partnership.

(q) (i) The Redemption Agreement has been duly authorized and validly executed and delivered by the Partnership and constitutes a valid and legally binding obligation of the Partnership and (ii) each of the Operative Agreements (as defined below) of the Partnership Group Members constitutes a valid and legally binding obligation of each Partnership Group Member party thereto, in the case of clause (i) and (ii) enforceable against each such party in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing. The Partnership Agreement, the OLP GP LLC Agreement and the Operating Partnership Agreement are herein referred to as the “Operative Agreements.”

(r) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement by the Partnership Group Members that are parties thereto, or the consummation of the transactions contemplated thereby (i) constitutes or will constitute a violation of the agreement of limited partnership, limited

Exhibit B-4

liability company agreement, certificate or articles of incorporation or bylaws of any Partnership Group Member, (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement filed as an exhibit to the Registration Statement or the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Partnership Group Member, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, business, assets or results of operations of the Partnership Group taken as a whole.

(s) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement by the Partnership Group Members party thereto or the consummation by the Partnership Group Members of the transactions contemplated thereby, except (i) for such consents required under the Securities Act and the Exchange Act or under state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents that (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Underwriting Agreement and (C) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the transactions contemplated under the Underwriting Agreement, (iv) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, business, assets or results of operations of the Partnership Group taken as a whole, or (v) as disclosed in the Prospectus.

(t) The statements in the Registration Statement and Prospectus under the captions “Cash Distribution,” “Conflicts of Interest and Fiduciary Responsibilities” and “Description of the Common Units,” fairly describe in all material respects the portions of the documents addressed thereby and, insofar as they purport to constitute summaries of law or legal conclusions, are accurate in all material respects; and the Common Units conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus under the captions “Prospectus Summary — The Offering,” “Cash Distributions” and “Description of the Common Units.”

(u) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(v) The Registration Statement was declared effective under the Securities Act on March 14, 2003; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

Exhibit B-5

(w) The Registration Statement and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial, accounting and statistical data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

(x) To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be disclosed in the Prospectus and are not so disclosed as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

(y) None of the Partnership Entities is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, or a “public utility holding company” or “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the General Partner and the Partnership and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in paragraph (u) and (v)), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon and (ii) the other financial, accounting and statistical data included therein, as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon and (ii) the other financial, accounting and statistical data included therein, as to which such counsel need not comment), as of its issue date and as of each Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel’s opinion may be limited to matters governed by the Federal laws of the United States of America, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas. Such counsel need not express any opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Group Members may be subject.

Exhibit B-6

EXHIBIT C

FORM OF OPINION PENNSYLVANIA LOCAL COUNSEL

(a) The General Partner has been duly formed and is validly subsisting in good standing as a limited liability company under the Pennsylvania LLC Act with all necessary limited liability company power and authority to own or lease its properties to be owned or leased at each Delivery Date and to conduct its business to be conducted at each Delivery Date, in each case in all material respects as described in the Prospectus and Registration Statement. The General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership as described in the GP LLC Agreement and pursuant to the Pennsylvania LLC Act

(b) Sun Pipe Line, Sunoco R&M and Atlantic R&M are the only members of the General Partner, having a 67% member interest, 13% member interest and 20% member interest, respectively, in the General Partner. Such member interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable. Each of Sun Pipe Line, Sunoco R&M and Atlantic R&M owns their respective member interest free and clear of all (i) security interests perfected under Article 9 of the Uniform Commercial Code of the Commonwealth of Pennsylvania (the “PA UCC”) in respect of which a financing statement under the PA UCC naming any of Sun Pipe Line, Sunoco R&M and Atlantic R&M as a debtor is on file in the office of the Secretary of State of the Commonwealth of Pennsylvania and
(ii) liens, encumbrances, charges or claims known to such counsel, without independent investigation.

(c) The Underwriting Agreement has been duly authorized and validly executed and delivered by the General Partner and constitutes the valid and legally binding obligation of the General Partner.

(d) The Redemption Agreement has been duly authorized and validly executed and delivered by the General Partner and constitutes a valid and legally binding obligation of the General Partner.

(e) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement or the Redemption Agreement by the General Partner, and the consummation of the transactions contemplated thereby, (i) to our knowledge, constitutes or will constitute a violation of the GP LLC Agreement, (ii) violates or will violate any present statute, rule or regulation promulgated by the United States or the Commonwealth of Pennsylvania which in our experience is normally applicable both to limited liability companies which are not engaged in regulated business activities and to transactions of the type contemplated by the Underwriting Agreement or the Redemption Agreement, or (iii) violates or will violate any order, judgment, decree or injunction known to such counsel, of any court or governmental agency or body directed to the General Partner or any of its properties in a proceeding to which it or its property is subject, which violation(s), in the case of clause (ii) or (iii), would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), business or results of operations of the General Partner, taken as a whole.

Exhibit C-1

(f) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the Commonwealth of Pennsylvania having jurisdiction over the General Partner or any of their respective properties is required for the issuance and sale of the Units by the Partnership as contemplated under the Underwriting Agreement, except for such consents (i) required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which we express no opinion, (ii) which have been obtained or made, (iii) which (A) are of a routine or administrative nature, (B) are not, in our experience, obtained or made prior to the consummation of transactions such as those contemplated by the Underwriting Agreement and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the transactions contemplated under the Underwriting Agreement, (iv) which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted in the Commonwealth of Pennsylvania by the General Partner, or (v) as disclosed in the Prospectus or Registration Statement.

In rendering such opinion, among other customary exceptions, qualifications and limitations, such counsel may (A) rely in respect of matters of fact upon the representations of the Partnership Parties set forth in this Agreement and in certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by her are genuine, (C) state that such opinions are limited to federal laws, the laws of the Commonwealth of Pennsylvania (D) state that such counsel expresses no opinion with respect to the title of the General Partner to the real or personal property nor with respect to the accuracy or descriptions of real or personal property, and (E) state that such counsel expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership may be subject.

Exhibit C-2

EXHIBIT D

FORM OF OPINION PENNSYLVANIA AND NEW JERSEY LOCAL COUNSEL

(a) Based solely on the documents which such counsel has reviewed as set forth on Annex A to this opinion, the Eagle Point Transaction Documents have been duly authorized and validly executed and delivered by the Sunoco Pennsylvania Entities and Partnership Entities and constitute valid and legally binding obligations of such parties, enforceable in accordance with their respective terms.

(b) None of the execution and delivery of the Eagle Point Transaction Documents by the Sunoco Pennsylvania Entities or Partnership Entities party thereto, and the consummation of the transactions contemplated thereby, (i) to such counsel’s knowledge, constitutes a violation of the organizational documents of the Sunoco Pennsylvania Entities or the Partnership Entities, (ii) violates the laws of the Commonwealth of Pennsylvania or the State of New Jersey (except for any such requirements as are necessary for the proper recordation of the deeds and real property assignments in the appropriate public offices of the Commonwealth of Pennsylvania and the State of New Jersey), or (iii) to such counsel’s knowledge, and based solely on the Officer’s Certificate, violates any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body directed to any of the Sunoco Pennsylvania Entities or the Partnership Entities or any of their properties in a proceeding to which any of them or their property is subject, which breach, violation or default, in the case of clause (ii) or (iii), would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Entities, taken as a whole.

(c) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the Commonwealth of Pennsylvania or the State of New Jersey having jurisdiction over any of the Sunoco Pennsylvania Entities or the Partnership Entities or any of their respective properties is required for the consummation of closing under the Eagle Point Transaction Documents, except (i) for such consents which have been obtained or made, (ii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Eagle Point Transaction Documents and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the transactions contemplated by the Eagle Point Transaction Documents, (iii) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted in the Commonwealth of Pennsylvania and in the State of New Jersey by the Partnership Entities, (iv) for any consent in connection with the acquisition, development or operation of any property covered in the Eagle Point Transaction, (v) for any requirements as are necessary for the proper recordation of the deeds and real property assignments in the appropriate public offices of the Commonwealth of Pennsylvania or of the State of New Jersey, or (vi) as disclosed in the Prospectus.

(d) Each of the Partnership Entities has all requisite organizational power and authority as a limited liability company or limited partnership, as the case may be, under the laws

Exhibit D-1

of the State of New Jersey to own or lease its properties and to conduct its business, including the Eagle Point Assets, in the State of New Jersey in each case in all material respects to the same extent as described or otherwise disclosed in the Prospectus with respect to the Partnership.

(e) Each of the Eagle Point Conveyances is in a form legally sufficient as between the parties thereto to (i) convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of New Jersey as described in the Eagle Point Conveyances or (ii) in the case of the Memorandum of Lease, provide public notice to third parties of the matters covered in the Memorandum, subject to the conditions, reservations and limitations contained in the Eagle Point Conveyances; except that no opinion is given as to motor vehicles or other property requiring conveyance of certificated title.

(f) The Memorandum of Lease, the Partial Assignment of Agreements, Rights-of-Way, Licenses and Permits, and the Assignment of Ground Lease (including, without limitation, the form of the exhibits thereto) among the Eagle Point Conveyances is in a form legally sufficient for recordation in the appropriate public offices of the State of New Jersey to the extent such recordation is required, subject further to any revision, replacement or supplement as may be necessary to comply with the requirements of Gloucester County, New Jersey, and, upon proper recordation of any of such documents in the State of New Jersey and upon compliance with all applicable local requirements, will constitute record notice to all third parties under the recordation statutes of the State of New Jersey concerning record title or notice (in the case of the Memorandum of Lease) to the assets transferred or covered thereby; recordation in the office of the County Clerk for Gloucester County, New Jersey is the appropriate public office for the recordation of such documents.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations of the Partnership Parties set forth in this Agreement and in certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by her are genuine, and (C) state that such opinions are limited to federal laws, the laws of the Commonwealth of Pennsylvania and the laws of the State of New Jersey.

Exhibit D-2

EXHIBIT E

FORM OF OPINION OF SUNOCO GENERAL COUNSEL

Such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus, based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon and (ii) the other financial, accounting and statistical data included therein, as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon and (ii) the other financial, accounting and statistical data included therein, as to which such counsel need not comment), as of its issue date and as of each Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit E-1